UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of John J. Brennan

On December 15, 2010, John J. Brennan, 56, was elected to the board of directors of The Hanover Insurance Group, Inc. (the “Company”).

Brennan is chairman emeritus and senior advisor of The Vanguard Group, Inc., a Malvern, Penn.-based investment management company with more than $1.5 trillion of assets under management. He served in the roles of president, chief executive officer and chairman at Vanguard between 1989 and 2009. Brennan currently is a member of the board of governors for the Financial Industry Regulatory Authority, Inc., and chairman of the Financial Accounting Foundation’s board of trustees.

Mr. Brennan joined The Vanguard Group in 1982 as assistant to the chairman. He was named president in 1989, chief executive officer in 1996, added the chairman’s role in 1998, and was chairman from 2008 until he retired from the company in 2009. He continues to serve as chairman emeritus and senior advisor.

In addition to serving on boards for the Financial Industry Regulatory Authority and the Financial Accounting Foundation, he is a director of LPL Financial Corporation, a trustee of the University of Notre Dame, and a trustee of King Abdullah University of Science and Technology, located in Jeddah, Saudi Arabia.

Appointment of David B. Greenfield

On December 15, 2010, David B. Greenfield, 48, joined the Company as its Executive Vice President – Senior Finance Officer. It is expected that Mr. Greenfield will assume the position of Chief Financial Officer effective on or about March 1, 2011. Upon assumption of the role of Chief Financial Officer, Mr. Greenfield will serve as the Company’s principal financial and accounting officer.

Mr. Greenfield served as the Chief Financial Officer of Axis Capital Holdings Limited from 2006 until 2010. Prior to joining Axis, Mr. Greenfield was a partner with KPMG LLP, which he joined in 1984, serving clients in the financial services industry. In addition, Mr. Greenfield was KPMG’s Global Sector Chair for Insurance and a member of KPMG’s Global Financial Services Leadership Team. Mr. Greenfield was the lead partner for several of KPMG’s largest insurance clients. His leadership responsibilities at KPMG included international client development and management over teams of partners and staff globally.

The Company and Mr. Greenfield entered into an Offer Letter dated December 15, 2010, the material terms of which are as follows:

•	Mr. Greenfield’s initial base salary will be $540,000 per year.

•	Effective upon his date of hire, Mr. Greenfield was granted the following equity awards under the Company’s 2006 Long-Term Incentive Plan:

•

Options to purchase 22,500 shares of the Company’s Common Stock with an exercise price of $47.41 per share. The exercise price of each such option equaled the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange on his date of hire. Such option has a ten year term and will vest (assuming Mr. Greenfield remains continuously employed by the Company through such dates) in three equal annual installments commencing on the first anniversary of his hire date.

•

6,750 restricted stock units. Such restricted stock units will vest (assuming Mr. Greenfield remains continuously employed by the Company through such dates), and convert into an equivalent number of shares of common stock, in three equal annual installments commencing on the first anniversary of his hire date.

•

Mr. Greenfield will be granted 6,750 performance-based restricted stock units pursuant to the Company’s 2011 Long-Term Incentive Program (“2011 LTIP”) applicable to other executive officers of the Company. The terms and the grant date for 2011 LTIP awards, including Mr. Greenfield’s award, will be determined by the Compensation Committee during the first quarter of 2011.

•	Mr. Greenfield’s 2011 Short-Term Incentive Compensation Award will have a targeted value of 90% of his base salary.

•

Mr. Greenfield will participate in the Company’s Amended and Restated Employment Continuity Plan (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2008) as an “Executive Tier Participant” with a 3X “Multiplier”; provided however, Mr. Greenfield shall not be entitled to the Section 280G tax gross-up provisions of such plan.

•

Mr. Greenfield will be eligible to participate in the Company’s benefit programs, including, but not limited to, The Hanover Insurance Group Relocation Program, Group Medical, Dental, Life, Short and Long-Term Disability Insurance, The Hanover Insurance Group Retirement Savings Plan (Qualified 401(k) Plan and Nonqualified Retirement Savings Plan) and financial planning services.

The foregoing description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Resignation of Steven Bensinger

Separately, Steven Bensinger has indicated that he plans to resign from his position as Chief Financial Officer on or about March 1, 2011.

A copy of the press release announcing Mr. Brennan’s election, Mr. Greenfield’s appointment and Mr. Bensinger’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit 10.1	Offer Letter dated December 15, 2010 between David Greenfield and The Hanover Insurance Group, Inc.

Exhibit 99.1	Press release dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: December 17, 2010	By:	/s/ J. Kendall Huber
J. Kendall Huber
Senior Vice President, General Counsel and Asst. Secretary

Exhibit Index

Exhibit 10.1	Offer Letter dated December 15, 2010 between David Greenfield and The Hanover Insurance Group, Inc.

Exhibit 99.1	Press release dated December 15, 2010

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